EXHIBIT 10.4

First Amendment to
Common Stock and Warrant Purchase Agreement

            WHEREAS, ADS Media Group, Inc. (the "Company"), Clark R. "Dub" Doyal and James D "Jim" Schell (the "Principal Shareholders"), Roaring Fork Capital SBIC, L.P. and Charter ADS Media, L.P. ("Charter") (each individually a "Purchaser" and collectively, the "Purchasers"), entered into an Amended and Restated Common Stock and Warrant Purchase Agreement, as amended and restated on October 25, 2006 (the "Agreement"); and

WHEREAS, the partners desire to amend certain portions of the Agreement.

The parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Delete Section 7.1 in its entirety and insert in its place the following:

7.1 Mandatory Registration.

                         (a)     The Company shall prepare and file a registration statement with the SEC on or before February 14, 2007, covering the resale of 500,000 shares (after giving effect to the one-for five reverse stock split effective on January 22, 2007) of Registrable Securities, including 250,000 shares of Registrable Securities to be registered on behalf of Roaring Fork and 250,000 shares of Registrable Securities to be registered on behalf of Charter, (the "Initial Registration Shares"). The Company shall prepare and file one or more registration statements with the SEC on or before December 31, 2007, covering the resale of all remaining shares of Registrable Securities (the "Subsequent Registration Shares").

                         (b)     The Company shall use its best efforts to obtain effectiveness of the registration statements as soon as practicable. If registration statement covering the Initial Registration Shares have not been filed by February 14, 2007, or the said registration statement is not declared effective by the SEC on or before July 31, 2007, or if registration statements covering the Subsequent Registration Shares is not filed by November 30, 2007, or registration statements covering all Subsequent Registration Shares are not made effective on or before April 30, 2008, then the Purchasers shall be entitled to receive the payments set forth in subsection (c) of this Section. Furthermore, if, after the registration statement has been declared effective, sales of all of the Registrable Securities cannot be made pursuant to the registration statement, then the Purchasers shall be entitled to receive the payments set forth in subsection (c) of this Section. Any such failure or breach listed above in this subsection is referred to as an "Event," and the date on which such Event occurs being referred to as the "Event Date".

                         (c)     In the event that a Purchaser becomes entitled to receive payments under subsection (b) of this Section, then in addition to any other rights the Purchaser may have hereunder or under applicable law, the Company will make a payment to the Purchaser as liquidated damages and not as a penalty, (a) an amount equal to 2% of the Investment Amount paid by the Purchaser for the shares of Common Stock that are still owned by the Purchaser on the Event Date; and (b) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Purchaser an amount equal to 2% of the Investment Amount paid by the Purchaser for the shares of Common Stock that are still owned by the Purchaser on each such monthly anniversary of the Event Date. If the Company fails to pay any liquidated damages pursuant to this Section 7.1 in full within five business days after the end of the month of the date payable, the Company will pay interest at the rate of 10% per annum to the Holder. At the option of the Company, any amounts payable to the Purchaser pursuant to this Section 7.1 may be paid in cash or in shares of the Common Stock. If paid in Common Stock , the shares shall be valued at the average of the closing prices of the Common Stock for the ten Trading Days prior to (but not including) the date such liquidated damages are due. The liquidated damages shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, in no event shall the payments to which a Purchaser is entitled pursuant to this Section 7.1 exceed 20% of the Investment Amount paid by such Purchaser.

2. Except as modified by this First Amendment, all terms of the Agreement shall remain in full force and effect without modification.

            3.       This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same Agreement.

4. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the 31st day of January, 2007.

{SIGNATURES APPEAR ON FOLLOWING PAGE}

COMPANY

ADS MEDIA GROUP, INC.

By:	/s/ Clark R. Doyal	2/15/07
Name:	Clark R. Doyal	Date
Title:	CEO

PRINCIPAL SHAREHOLDERS

/s/ Clark R. Doyal	2/15/07
Clark R. "Dub" Doyal	Date

/s/ James D. Schell	2/15/07
James D. "Jim" Schell	Date

PURCHASERS

ROARING FORK CAPITAL SBIC, L.P., a Delaware limited partnership

By:	Roaring Fork Capital Management, LLC,
its general partner

By:	G. Michael Miahcns	2/14/07
Name:	G. Michael Machens	Date
Title:	Manager of Roaring Fork Capital
Management, LLC, Partner

CHARTER ADS MEDIA, L.P., a Texas limited partnership

By :	Charter Venture Partners, L.P.,
its general partner

By:	/s/ Ray W. Washburne	2/15/07
Name:	Ray W. Washburne	Date
Title:	President